EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
XA, Inc., formerly The Experiential Agency, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in this post-effective registration statement on Form SB-2/A of our report dated January 23, 2004, relating to the consolidated financial statements of XA, Inc. formerly, The Experiential Agency, Inc., for the years ended December 31, 2002 and 2003.

January 4, 2005

/s/ Pollard-Kelley

Pollard-Kelley Auditing Services, Inc.
3250 West Market St, Suite 307,
Fairlawn, OH 44333 330-864-2265

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